FOR FURTHER INFORMATION:



AT THE COMPANY:                                   AT FLEISHMAN HILLARD:
Mark J. Schulte                                   Sharon J. Erikson
President and Chief Executive Officer             Vice President
(312) 977-3700                                    (312) 751-8878


FOR IMMEDIATE RELEASE
FRIDAY, MAY 28, 1999


                   BROOKDALE LIVING COMMUNITIES, INC. REPLACES
          CREDIT ENHANCEMENT ON $65 MILLION OF TAX EXEMPT INDEBTEDNESS
          ------------------------------------------------------------

Chicago, May 28, 1999 - Brookdale Living Communities, Inc. (NASDAQ: BLCI), a national provider of senior and assisted living services to the elderly, today announced that on Thursday, May 27, 1999, the company closed on the replacement credit enhancement on $65 million of its tax exempt bond financing. The new credit enhancement is being provided by the Federal Home Loan Mortgage Corporation (Freddie Mac), and was arranged by Glaser Financial Group, Inc. Upon completion of the transaction, Brookdale received approximately $14.4 million that was previously on deposit as collateral for the benefit of the prior credit enhancement providers. Brookdale expects to use these funds, after payments for transaction fees and expenses, for working capital and general corporate purposes. The complete terms of the transaction will be filed with the Securities and Exchange Commission shortly.

Brookdale Living Communities, Inc. is a provider of senior and assisted living services to the elderly, with 19 facilities in 12 states containing an aggregate of approximately 4,188 units in upscale urban and suburban communities.

This news release contains certain forward-looking statements. When used in this news release, the words "believes," "expects," "anticipates," "estimates" and similar words or expressions are generally intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties, such as the risks detailed in the Company's filings with the Securities and Exchange Commission.

CONTACT: Mark J. Schulte, President and Chief Executive Officer, Brookdale Living Communities, Inc., 312-977-3700, or Sharon J. Erikson, Vice President, Fleishman Hillard, 312-751-8878.